UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of PayPal Holdings, Inc. (“PayPal” or the “Company”) held on May 25, 2016 (the “2016 Annual Meeting”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved the amendment and restatement of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan (as amended, the “Amended Equity Plan”), and the amendment and restatement of the PayPal Employee Incentive Plan (as amended, the "Amended EIP").

Summaries of the Amended Equity Plan and the Amended EIP were included as part of Proposal 4 and Proposal 5, respectively, in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2016 (the “Proxy Statement”). The summaries of the Amended Equity Plan and the Amended EIP contained in the Proxy Statement are qualified by and subject to the full text of the Amended Equity Plan and the Amended EIP, respectively, which were included as Appendix A and Appendix B to the Proxy Statement and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2016 Annual Meeting, the Company’s stockholders voted on the following six proposals and cast their votes as described below.
Proposal 1 — Election of Directors. Each of the nine director nominees proposed by the Company was elected to serve until the Company's 2017 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Wences Casares	955,816,855	8,626,110	445,620	97,043,424
Jonathan Christodoro	921,283,338	42,240,683	1,364,564	97,043,424
John J. Donahoe	957,625,721	6,777,756	485,108	97,043,424
David W. Dorman	952,442,568	11,989,730	456,287	97,043,424
Gail J. McGovern	950,898,245	13,571,982	418,358	97,043,424
David M. Moffett	956,692,512	7,748,499	447,574	97,043,424
Pierre M. Omidyar	961,184,070	3,297,627	406,888	97,043,424
Daniel H. Schulman	949,782,647	14,680,706	425,232	97,043,424
Frank D. Yeary	960,827,946	3,622,097	438,542	97,043,424

Proposal 2 — Advisory Vote on Executive Compensation. The Company's stockholders approved the advisory vote on the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstensions	Broker Non-Votes
922,233,203	25,686,874	16,968,508	97,043,424

Proposal 3 — Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. The Company's stockholders approved holding future advisory votes on the compensation of the Company's named executive officers every year.

Every Year	Every Two Years	Every Three Years	Abstensions	Broker Non-Votes
890,526,604	1,373,774	56,345,395	16,642,812	97,043,424

In accordance with the voting results on this item, the Company has determined to hold an advisory vote on executive compensation every year until the next stockholder vote on the frequency vote on executive compensation. A stockholder vote on the frequency of stockholder votes on executive compensation is required to be held at least once every six years

Proposal 4 — Amendment and Restatement of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan. The Company's stockholders approved the amendment and restatement of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan.

Votes For	Votes Against	Abstensions	Broker Non-Votes
835,706,592	122,768,957	6,413,036	97,043,424

Proposal 5 — Amendment and Restatement of the PayPal Employee Incentive Plan. The Company's stockholders approved the amendment and restatement of the PayPal Employee Incentive Plan.

Votes For	Votes Against	Abstensions	Broker Non-Votes
945,834,811	18,309,994	743,780	97,043,424

Proposal 6 — Ratification of Independent Auditors. The Company's stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for its fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstensions
1,054,639,220	6,425,342	867,447

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: May 25, 2016	/s/ Russell S. Elmer
Name: Russell S. Elmer
Title: Vice President, Deputy General Counsel, and Assistant Secretary